UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Kirby Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Current Report on Form 8-K, as initially filed with the Securities and Exchange Commission on April 25, 2024 (the “Initial Form 8-K”), solely to provide certain information called for under Item 5.02(e) that was not previously filed with the Initial Form 8‑K as it was not determined at the time of filing. Except as provided herein, the disclosures in the Initial Form 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, with effect on April 26, 2024, at the conclusion of the Company’s 2024 Annual Stockholder Meeting, Christian G. O’Neil, was appointed as Kirby’s President and Chief Operating Officer. As President and Chief Operating Officer, Mr. O’Neil is responsible for the day to day operations of both Kirby’s marine transportation and distribution and services segments. In connection with this appointment, Mr. O’Neil’s salary was increased to $674,428 effective as of April 26, 2024. No other changes were made to his compensatory arrangements in connection with Mr. O’Neil’s appointment as Kirby’s President and Chief Operating Officer, except that effective as of April 26, 2024, Mr. O’Neil’s 2024 incentive compensation will be based on overall Company performance instead of a blend of corporate and the marine transportation segment.

Effective with Mr. O’Neil’s appointment as Kirby’s President and Chief Operating Officer, David W. Grzebinski’s title changed to Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	April 26, 2024	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer